As filed with the Securities and Exchange Commission on December 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOOP MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	47-3975872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 N. Central Ave., Suite 430

Glendale, CA 91203

(Address of Principal Executive Offices) (Zip Code)

Loop Media, Inc. Amended and Restated 2020 Equity Incentive Compensation Plan

(Full Title of the Plan)

Jon Niermann

Chief Executive Officer

700 N. Central Ave., Suite 430

Glendale, CA 91203

(213) 436-2100

(Name, address, including zip code, and telephone number
including area code, of agent for service)

With copies to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

(646) 414-6947

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Loop Media, Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) under the Registrant’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”). The number of shares of Common Stock available for grant and issuance under the 2020 Plan is subject to an automatic annual increase on October 1 of each year beginning in 2022 by an amount equal to 5% of the total number of shares of Common Stock outstanding on the last day of the preceding fiscal year (the “Evergreen Provision”). On October 1, 2022, the number of shares of Common Stock available for grant and issuance under the Plan increased by 2,819,060 shares. This Registration Statement registers such additional shares of Common Stock, which were available for grant and issuance under the 2020 Plan pursuant to the Evergreen Provision as of October 1, 2022.

This Registration Statement is also filed by the Registrant for the purpose of registering 3,733,333 shares of the Registrant’s Common Stock, under the 2020 Plan, which was approved by the Board of Directors of the Registrant on December 30, 2022.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission” or “SEC”) on August 20, 2021, (Registration No. 333-258983) including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to each employee who is eligible to participate in the Plan, as required by Rule 428 under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(i)	the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on December 20, 2022;

(ii)	the Company’s Current Reports on Form 8-K, filed with the SEC on November 2, 2022 (other than any portions thereof deemed furnished and not filed);

(iii)	the description of the Company’s securities included as Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on December 20, 2022.

All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents,  except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on December 20, 2022)
4.2	Certificate of Designation of Interlink Plus, Inc. for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2020)
4.3	Certificate of Change of the Company filed with the Nevada Secretary of State on June 8, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2020)
4.4	Certificate of Change of the Company filed with the Nevada Secretary of State on September 19, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2022)
4.5	Articles of Merger filed with the Nevada Secretary of State on June 9, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2020)
4.6	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on December 20, 2022)
4.7	Loop Media, Inc. Amended and Restated 2020 Equity Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1 filed with the SEC on September 19, 2022)
4.8	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 filed with the SEC on August 20, 2021)
5.1*	Opinion of Nevada counsel
23.1*	Opinion of Nevada counsel (included in Exhibit 5.1)
23.2*	Consent of Accountants
24.1	Power of Attorney (included on signature page)
107*	Filing Fee table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale in the State of California, United States of America, on December 30, 2022.

Loop Media, Inc., a Nevada corporation
(Registrant)

By:	/s/ Jon Nierman
Jon Niermann
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Jon Niermann, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Nierman
Jon Niermann	Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2022

/s/ Neil Watanabe
Neil Watanabe	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2022

/s/ Bruce Cassidy
Bruce Cassidy	Chairman of the Board and Director	December 30, 2022

/s/ Denise Penz
Denise Penz	Director	December 30, 2022

/s/ David Saint Fleur
David Saint Fleur	Director	December 30, 2022

/s/ Sonya Zilka
Sonya Zilka	Director	December 30, 2022